                                                                   Exhibit 23(b)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report with respect to the Consolidated Financial Statements of Southwestern Electric Power Company dated February 25, 2000, included in this Form 10-K, into Southwestern Electric Power Company's previously filed registration statement on Form S-3 (File No. 333-96213).


/s/ Arthur Andersen LLP

Dallas, Texas
March 28, 2002